EXHIBIT 99.1

Weyland Tech to Acquire U.S. eCommerce Platform to Support North American CreateApp Launch and New Service Offerings for SMBs Globally

New York, NY – November 26, 2019 – Weyland Tech, Inc. (OTCQX: WEYL), a leading global Platform-as-a-Service (PaaS) provider of m-Commerce and fintech business enablement solutions, has agreed to acquire the assets and operations of Push Holdings, a subsidiary of ConversionPoint Technologies, in a stock transaction.

Weyland anticipates the additional revenue stream, synergistic product offerings and entry into the U.S. market provided by the acquisition will drive more than 100% top-line growth in 2020. Weyland recently reported trailing 12-month subscription-based revenues of more than $32 million and turned adjusted EBITDA positive.

Founded in 2009, Push Holdings is the owner of the eCommerce technology company, Push Interactive, which has 20 full-time employees headquartered in Minneapolis, Minn. Push’s direct-to-consumer eCommerce platform provide an end-to-end solution for SMBs and major brands to dramatically increase online revenue and lower their cost of customer acquisition.

The Push technology platform includes comprehensive customer acquisition capabilities, highly productive media and channel strategies, well-tuned product promotion and messaging, and sales funnel development and optimization. Post sale, Push supports fulfillment, customer relationship management, and further monetization through reengagement and remarketing toolsets that enhance customer life time value (LTV). The company developed these SaaS-based solutions in-house, with more than $10 million invested in platform development and eight years of real-world use.

“This will be a transformative acquisition for Weyland in many respects,” said Brent Suen, CEO of Weyland Tech. “Every element of Push’s eCommerce platform is highly synergistic to our existing mCommerce technologies, particularly CreateApp and AtozGo. Our respective offerings are mobile-friendly and provide complementary products and services, and our similar technology and revenue models can be seamlessly integrated into a single platform.”

The integration of the Weyland and Push platforms is expected to greatly enhance the value proposition for the combined existing and prospective customers. It will create significant cross-selling opportunities, including using CreateApp and AtozPay to support U.S.-based projects and campaigns for existing Push enterprise customers and campaigns.

“Push provides Weyland a well-established beachhead in North America, allowing us to attract new users to CreateApp and AtozPay quickly and cost-efficiently,” continued Suen. “This includes greatly reduced customer acquisition costs that we couldn’t have achieved on our own. Together, we will be able to better assist businesses and brands to increase sales, reach more customers, manage logistics, and promote their products and services in an easy, affordable and highly efficient way.”

For CreateApp, U.S. customer acquisition costs previously appeared too high to make entry economically feasible, estimated at $2-$3 per dollar generated. However, by leveraging Push’s well-established and highly efficient technology and operational resources, customer acquisition cost is expected to be as little as $0.30 on the dollar. The merger of the two platforms is also is expected to create additional economies of scale for furthering enhancing gross margins.

According to Haig Newton, co-founder, CEO and president of Push Holdings: “Weyland’s technology is extremely complementary to the Push Interactive platform. CreateApp requires literally no technical understanding or skills in app design for anyone to build a full-featured custom app in less than two hours. This means we can offer a Shopify-like solution that enables businesses and brands to establish a mobile presence in a DIY fashion. Then with the layered integration of Push, users gain a fully end-to-end mCommerce solution supported by a team of expert digital media marketers that can enhance visibility, traffic and ultimately conversions.”

As part of a public company, Push will gain easier access to growth capital and be better able to attract additional employee talent. Push will also be able to leverage the cost efficiencies and diverse capabilities of Weyland’s 200-person technology and software development team in Jaipur, India, while Weyland gains extensive technical and software development expertise from Push.

Weyland plans to introduce CreateApp to the U.S. market with a pilot launch planned for the first quarter of 2020. The company sees the North American market supporting a higher price point for subscription fees as compared to its current market in Southeast Asia. A comparative revenue model of a U.S. peer is reportedly supporting 96,000 users at $300 each per month. This compares to CreateApp’s present subscription model for Southeast Asia of only $12-$80 per month, depending on modules implemented.

“Our initial work with Push to introduce CreateApp in the U.S. is actually what led to this strategic acquisition, so we have already made significant progress in this regard,” added Suen. “We now have a tremendously expanded market opportunity for CreateApp and AtozPay, especially as eCommerce becomes increasingly mobile in the U.S. Our revenue model indicates that U.S. CreateApp subscription revenues alone could exceed $5 million by end of 2020, with this in addition to potential new Push offerings accessed by our existing international SMB customer base, as well as new AtozPay eWallet and mobile pay integrations.”

Weyland also expects the acquisition to support its planned Nasdaq up list, while improving liquidity and valuation. It expects Push to be accretive to earnings in the first full quarter as part of Weyland. The acquisition includes approximately $2 million in cash on Push’s balance sheet to support the transition and integration.

The acquisition is subject to execution of a long-form purchase agreement that will contain certain closing conditions, with this expected to be completed prior to yearend. Additional details about the transaction are provided in a Form 8-K, available at www.sec.gov and the investor relations section of Weyland Tech’s website at weyland-tech.com.

About Weyland Tech

Weyland Tech a developer and global provider of mobile business software applications. The company operates its CreateApp™ platform-as-a-service (PaaS) across three continents and 10 countries, including some of the fastest-growing emerging markets in Southeast Asia. The platform provides a mobile presence for small-and-medium sized businesses (SMBs) that is supported locally by distributor partnerships.

Offered in 14 languages with more than 70 integrated modules, CreateApp enables SMBs to create and deploy native mobile applications for Apple iOS and Google Android without technical knowledge or background. The technology empowers SMBs to increase sales, reach more customers, manage logistics, and promote their products and services in an easy, affordable and highly efficient way.

The company’s subsidiary, Weyland Indonesia Perkasa (WIP), operates AtozPay™ and AtozGo™. The AtozPay mobile payments platform serves the burgeoning m-Commerce and e-Payment markets in Indonesia, the world’s fourth most populous country. AtozGo is a fast-growing short-distance food delivery service operated in Jakarta, Indonesia.

For more information, visit weyland-tech.com.

Important Cautions Regarding Forward Looking Statements

This release contains certain “forward-looking statements” relating to the business of the Company. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding: the ability of the Company to successfully integrate Push, the continued growth of the e-commerce segment and the ability of the Company to continue its expansion into that segment; the ability of the Company to attract customers and partners and generate revenues; the ability of the Company to successfully execute its business plan; the business strategy, plans, and objectives of the Company; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume any duty to update these forward-looking statements.

Company Contact

Brent Suen, CEO

Weyland Tech Inc.

Email contact

Media & Investor Contact

Ronald Both or Grant Stude

CMA

Tel (949) 432-7566

WEYL@cma.team

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